Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 332-3990 fax: (617) 332-2261

FOR IMMEDIATE RELEASE	Contact:
Timothy A. Bonang
Manager of Investor Relations
(617) 796-8149
www.hrpreit.com

HRPT Properties Trust Announces Results for the Period

Ended March 31, 2007

Newton, MA (May 4, 2007): HRPT Properties Trust (NYSE: HRP) today announced financial results for the quarter ended March 31, 2007.

Results for the quarter ended March 31, 2007:

Net income available for common shareholders was $17.7 million for the quarter ended March 31, 2007, compared to $131.4 million for the same quarter last year.  Net income available for common shareholders per share, basic and diluted, (EPS) for the quarters ended March 31, 2007 and 2006 was $0.08 and $0.63, respectively.  Net income for the quarter ended March 31, 2006 included a $116.3 million, or $0.55 per share, gain on sale of equity investments.

Funds from operations (FFO) available for common shareholders for the quarter ended March 31, 2007, were $61.3 million, or $0.29 per share basic, $0.28 per share diluted, compared to FFO available for common shareholders for the quarter ended March 31, 2006, of $64.7 million, or $0.31 per share basic and diluted.

The weighted average number of basic and diluted common shares outstanding totaled 210,608,723 and 239,801,031, respectively, for the quarter ended March 31, 2007, and 209,860,625 for the quarter ended March 31, 2006.

Occupancy and Leasing Results:

As of March 31, 2007, 92.8% of HRPT’s total square feet was leased, compared to 93.1% as of December 31, 2006, and 93.4% leased as of March 31, 2006.

A Maryland Real Estate Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.  No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

HRPT signed new leases for 410,000 square feet and lease renewals for 654,000 square feet during the quarter ended March 31, 2007, for weighted average rental rates that were 1% above prior rents for the same space.  Average lease terms for leases signed during the first quarter of 2007 were 6.6 years.  Commitments for tenant improvement and leasing commission (TI/LC) costs for leases signed during the quarter ended March 31, 2007 totaled $16.83 per square foot on a weighted average basis.

Investing Activities:

During the first quarter of 2007, HRPT acquired four office buildings with 391,000 square feet of office space for $42.6 million plus closing costs.

Conference Call:

On Friday, May 4, 2007, at 11:00 a.m. Eastern Time, Adam Portnoy, managing trustee, and John Popeo, chief financial officer, will host a conference call to discuss the first quarter 2007 results.

The conference call telephone number is (800) 289-0533.  Participants calling from outside the United States and Canada should dial (913) 981-5525.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through midnight, Thursday, May 10, 2007.  To hear the replay, dial (719) 457-0820.  The replay pass code is 4496250.

A live audio webcast of the conference call will also be available in a listen only mode on HRPT’s web site, which is located at www.hrpreit.com.  Participants wanting to access the webcast should visit the company’s web site about five minutes before the call.  The archived webcast will be available for replay on HRPT’s web site for about one week after the call.

Supplemental Data:

A copy of HRPT’s First Quarter 2007 Supplemental Operating and Financial Data is available for download at HRPT’s web site.

HRPT Properties Trust is a real estate investment trust, or REIT, which primarily owns office buildings located throughout the United States.  As of March 31, 2007, HRPT owned 508 properties with 60.3 million square feet, including approximately 17 million square feet of leased industrial and commercial lands in Oahu, HI.  HRPT is headquartered in Newton, Massachusetts.

Please see the pages attached hereto for a more detailed statement of our operating results and financial condition, along with an explanation of our calculation of FFO.

HRPT Properties Trust

Statements of Income and Funds from Operations

(amounts in thousands, except per share data)

	Quarter Ended March 31,
	2007	2006

Rental income	$205,050	$189,559

Expenses:
Operating expenses	80,001	71,803
Depreciation and amortization	43,511	37,666
General and administrative	8,578	7,873
Total expenses	132,090	117,342

Operating income	72,960	72,217

Interest income	459	1,235
Interest expense (including amortization of note discounts and premiums and deferred financing fees of $1,097 and $1,138, respectively)	(40,271)	(41,294)
Loss on early extinguishment of debt	—	(1,659)
Equity in earnings of equity investments	—	3,136
Gain on sale of equity investments	—	116,287
Income from continuing operations	33,148	149,922
Loss from discontinued operations	—	(87)
Net income	33,148	149,835
Preferred distributions	(15,401)	(11,508)
Excess redemption price paid over carrying value of preferred shares	—	(6,914)
Net income available for common shareholders	$17,747	$131,413

Calculation of Funds from Operations, or FFO (1):
Net income	$33,148	$149,835
Plus: depreciation and amortization	43,511	37,751
Loss on early extinguishment of debt:
Add: amount included in total expenses	—	1,659
Less: portion settled in cash	—	—
Less: gain on sale of equity investments	—	(116,287)
Less: equity in earnings of equity investments	—	(3,136)
Plus: FFO from equity investments	—	6,426
FFO	76,659	76,248
Less: preferred distributions	(15,401)	(11,508)
FFO available for common shareholders	$61,258	$64,740

Weighted average common shares outstanding – basic	210,609	209,861
Weighted average common shares outstanding – diluted (2)	239,801	209,861

Per common share:
Income from continuing operations available for common shareholders – basic and diluted	$0.08	$0.63
Net income available for common shareholders – basic and diluted	0.08	0.63
FFO available for common shareholders – basic	0.29	0.31
FFO available for common shareholders – diluted	0.28	0.31

Common distributions paid	0.21	0.21

(1)          We compute FFO as shown in the calculations above.  Our calculations of FFO differ from the National Association of Real Estate Investment Trusts, or NAREIT, definition because we add loss on early extinguishment of debt unless settled in cash.  We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities.  We believe that FFO provides useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense and gains or losses on sales of properties, FFO can facilitate a comparison of operating performance among REITs.  FFO does not represent cash generated by operating activities in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.  FFO is one important factor considered by our Board of Trustees in determining the amount of distributions to shareholders.  Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility and public debt covenants, the availability of debt and equity capital to us and our expectations of future capital requirements and operating performance.

(2)          At March 31, 2007, we had 15,180 series D preferred shares that were convertible into 29,192 common shares.  The effect of our series D convertible preferred shares on income from continuing operations and net income available for common shareholders per share is anti-dilutive to income but dilutive to FFO for the quarter ended March 31, 2007.  Set forth below is the calculation of diluted net income available for common shareholders, diluted FFO available for common shareholders and diluted weighted average common shares outstanding.

	Quarter Ended March 31,
	2007	2006

Net income available for common shareholders	$17,747	$131,413
Add - Series D convertible preferred distributions	6,167	—
Net income available for common shareholders – diluted	$23,914	$131,413

FFO available for common shareholders	$61,258	$64,740
Add - Series D convertible preferred distributions	6,167	—
FFO available for common shareholders – diluted	$67,425	$64,740

Weighted average common shares outstanding – basic	210,609	209,861
Effect of Series D preferred shares	29,192	—
Weighted average common shares outstanding – diluted	239,801	209,861

HRPT Properties Trust
Consolidated Balance Sheets
(amounts in thousands, except share data)

	March 31,	December 31,
	2007	2006
		(audited)
ASSETS
Real estate properties:
Land	$1,148,123	$1,143,109
Buildings and improvements	4,674,941	4,619,164
	5,823,064	5,762,273
Accumulated depreciation	(703,417)	(668,460)
	5,119,647	5,093,813
Acquired real estate leases	162,538	167,879
Cash and cash equivalents	23,059	17,783
Restricted cash	14,235	21,635
Rents receivable, net of allowance for doubtful accounts of $5,754 and $4,737, respectively	181,752	172,566
Other assets, net	135,537	102,273
Total assets	$5,636,768	$5,575,949

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$144,000	$40,000
Senior unsecured debt, net	1,941,469	1,941,173
Mortgage notes payable, net	413,836	416,058
Accounts payable and accrued expenses	71,279	93,734
Dividends payable	—	44,111
Acquired real estate lease obligations	40,757	41,833
Rent collected in advance	22,932	19,592
Security deposits	15,870	15,972
Due to affiliates	7,448	12,708
Total liabilities	2,657,591	2,625,181

Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value:
50,000,000 shares authorized;
Series B preferred shares; 8 3/4% cumulative redeemable at par on September 12, 2007; 12,000,000 shares issued and outstanding, aggregate liquidation preference $300,000	289,849	289,849
Series C preferred shares; 7 1/8% cumulative redeemable at par on February 15, 2011; 6,000,000 shares issued and outstanding, aggregate liquidation preference $150,000	145,015	145,015
Series D preferred shares; 6 1/2% cumulative convertible; 15,180,000 shares issued and outstanding, aggregate liquidation preference $379,500	368,270	368,270
Common shares of beneficial interest, $0.01 par value:
300,000,000 shares authorized; 211,056,590 and 210,051,590 shares issued and outstanding, respectively	2,111	2,101
Additional paid in capital	2,787,449	2,774,461
Cumulative net income	1,736,502	1,703,354
Cumulative common distributions	(2,115,299)	(2,115,299)
Cumulative preferred distributions	(234,720)	(216,983)
Total shareholders’ equity	2,979,177	2,950,768
Total liabilities and shareholders’ equity	$5,636,768	$5,575,949